Exhibit 10.3

RESIDENTIAL FUNDING CORPORATION
INTERCREDITOR AGREEMENT
(MANUFACTURED HOUSING)

September 3, 2004

To:                              Residential Funding Corporation (“Lender”)
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota  55437

The undersigned (“Creditor”), creditor of HomeOne Credit Corp. (“Borrower”), desires that Lender extend or continue to extend such financial accommodations to Borrower as Borrower may require and as Lender may deem proper.  For the purpose of inducing Lender to grant, continue or renew such financial accommodations, and in consideration thereof, Creditor agrees as follows:

1)             That as of the closing date Borrower is indebted to Creditor in the principal amount of approximately $22,395,500.00 and Borrower may hereafter be indebted to Creditor in a lesser or greater amount.

2)             That all claims of Creditor against Borrower now or hereafter existing are and shall be at all times subject to the terms of this Agreement for as long as any present and future claims which Lender may have against Borrower (and all extensions, renewals, modifications, replacements and substitutions of or for the same), shall exist.

a)             That Creditor shall not (a) except to the extent expressly permitted in Section 4 hereof, receive payment of or collect, in whole or in part, or sue upon, any claim or claims now or hereafter existing which Creditor may hold against Borrower; (b) sell, assign, transfer, pledge, hypothecate or encumber such claim or claims except subject expressly to this Agreement; (c) enforce any lien Creditor may now or in the future have on any debt owing by Borrower to Creditor; and/or (d) join in any petition in bankruptcy, assignment for the benefit of creditors or creditor’s agreement, except as directed by Lender, so long as any claim of Lender against Borrower, or commitment of Lender to extend credit to Borrower is in existence.

b)            So long as no event described in clauses (a) through (d) of Section 6 below (a “Liquidation Event”) shall have occurred and be continuing and no default shall have occurred and be continuing in payment or performance of any obligation of Borrower to Lender and so long as no default under any agreement between Lender and Borrower would be created by such payments, payments of interest and principal on the claims of Creditor may be made.  After the occurrence and during the continuation of a Liquidation Event or of default in payment or performance of any obligation of Borrower to Lender, no interest and no principal payments on the claims of Creditor shall be made without the prior written consent of Lender.

c)             In the event that any Creditor receives a payment from Borrower in violation of the terms of this Agreement, such Creditor (a) shall hold such money in trust for the benefit of Lender, (b) shall segregate such payment from (and shall not commingle such payment with any of) the other funds of such Creditor, and (c) shall forthwith remit such payment to Lender in the exact form received (but with any necessary endorsement).

d)            In case of (a) any assignment by Borrower for the benefit of creditors, (b) any bankruptcy proceedings instituted by or against Borrower, (c) the appointment of any receiver for Borrower’s business or assets, or (d) any dissolution or winding up of the affairs of Borrower, Borrower and any assignee, trustee in bankruptcy, receiver, or other person or persons in charge, are hereby directed to pay to

Lender the full amount of Lender’s claim against Borrower before making any payment of principal or interest to Creditor.  If Creditor does not file a proper claim or proof of debt in the form required in such proceeding prior to thirty (30) days before the expiration of the time to file such claim in such proceedings, then Lender has the right (but no obligation) to do so and is hereby authorized to file an appropriate claim or claims for and on behalf of Creditor.

e)             Creditor represents and warrants that does not have a lien or security interest in, and has not accepted an assignment of, any Collateral, and it will not take a lien or security interest in, or accept an assignment of, any Collateral so long as this Agreement remains in effect.   “Collateral” has the meaning set out in that certain Warehousing Credit and Security Agreement (Manufactured Housing) (the “Credit Agreement”) between Borrower and Lender, as amended from time to time, dated on or about the same date as this Agreement.

f)             For violation of this Agreement, Creditor shall be liable to Lender for all loss and damage sustained by reason of such breach, and upon any such violation, Lender may accelerate the maturity of its claims against Borrower, at Lender’s option.  Notwithstanding the foregoing, in no event shall Lender be entitled to incidental, consequential or punitive damages.

g)            Creditor will, at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary in order to protect any right or interest granted hereby or to enable Lender to exercise and enforce its rights and remedies hereunder.

h)            Each party agrees to provide to the other parties, upon the occurrence thereof, notice of the existence of any event of default (however defined or described) under any document or agreement relating to its claims against Borrower, or any condition, act or event, which with the giving of notice or the passage of time or both would constitute an event of default (however defined or described) thereunder.

i)              All rights and interest of Lender hereunder, and all agreements and obligations of Creditor hereunder, shall remain in full force and effect irrespective of:

j)              any sale, assignment, pledge, encumbrance or other disposition of the claims of Lender against Borrower (“Lender Claims”) and/or any document or instrument executed in connection therewith;

k)             any change in the Lender Claims, or any refinancing thereof, or any other amendment, modification, extension or renewal of or waiver of or any consent to departure from any document or instrument relating thereto, including, without limitation, changes in the terms of the repayment of loan proceeds, modifications, extensions or renewals of payment dates, changes in interest rate or the advancement of additional funds by Lender in its discretion; or

l)              any exchange, release or nonperfection of any collateral, or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Lender Claims.

m)            This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment or performance of all or any portion of the Lender Claims is rescinded or must otherwise be returned by Lender or any other party to the documents relating thereto upon the insolvency, bankruptcy or reorganization of any such party or otherwise, all as though such payment had not been made.

n)            Creditor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to this Agreement and any requirement that Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against Creditor or any other person or entity or any collateral.

o)            No failure on the part of Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

p)            No amendment or waiver of any provision of this Agreement nor consent to any departure by Creditor therefrom shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

q)            Creditor agrees to pay upon demand, to Lender the amount of any and all expenses, including the reasonable fees and expenses of its counsel and all court costs and other reasonable litigation expenses, including but not limited to expert witness fees, document copying expenses, exhibit preparation costs, and courier, postage and communication expenses, which Lender may incur in connection with the exercise or enforcement of any of its rights or interest hereunder.

r)             All notices, request and demands that may be required or otherwise provided for or contemplated under the terms of this Agreement shall, whether or not so stated, be in writing, and shall be given by any of the following means: (a) personal delivery; (b) reputable overnight courier service; or (c) registered or certified first class mail, return receipt requested.  Any notice, request or demand sent pursuant to clause (a) above shall be deemed received upon personal delivery, and if sent pursuant to clause (b) shall be deemed received on the next business day following delivery to the courier service, and if sent pursuant to clause (c) shall be deemed received five (5) days following deposit in the mail.

The addresses for notices are as follows:

If to Creditor, addressed to:	Fleetwood Enterprises, Inc. 3125 Myers Street Riverside, CA 92503 Attention: Boyd Plowman, Senior Vice President

If to Lender, addressed to:	Residential Funding Corporation 7501 Wisconsin Avenue Bethesda, MD 20814 Attention: Jim Clapp, Director

Such addresses may be changed by written notice to the other parties given in the manner provided above.

3)             This Agreement shall be governed in all respects by the laws of the State of Minnesota and shall be binding upon and shall inure to the benefit of Creditor, Lender and Borrower, and their respective heirs, executors, administrators, personal representatives, successors and assigns.  This Agreement and any claim or claims of Lender pursuant hereto may be assigned by Lender, in whole or in part, at any time, in accordance with the terms of the Credit Agreement.

FLEETWOOD ENTERPRISES, INC.

By:	/s/

Its:

STATE OF	)
) ss.
COUNTY OF	)

On September       , 2004, before me, a Notary Public, personally appeared                                                                        the                                                                        of                                                             , personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

WITNESS my hand and official seal.
/s/

Notary Public
(SEAL) My Commission Expires:

ACCEPTANCE OF INTERCREDITOR AGREEMENT

BY BORROWER

Borrower named in the Intercreditor Agreement set forth hereinbefore, hereby (a) represents and warrants to Lender that it is presently indebted to Creditor executing said Intercreditor Agreement in the approximate principal amount of $                          ; and (b) accepts and consents to the Intercreditor Agreement, and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted thereby to RESIDENTIAL FUNDING CORPORATION, a Delaware corporation, its successors and assigns, and to perform in accordance therewith.

HOMEONE CREDIT CORP., a Delaware corporation

By:	/s/

Its: